SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant |X|

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                         Washington Trust Bancorp, Inc.
                (Name of Registrant as Specified In Its Charter)


     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X|  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title  of each  class of  securities  to  which  transaction  applies:
          ______________________________________________________________________

     2)   Aggregate number of securities to which transaction applies:
          ______________________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):
          ______________________________________________________________________

     4)   Proposed maximum aggregate value of transaction:
          ______________________________________________________________________

     5)   Total fee paid:
          ______________________________________________________________________
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount previously paid:
          ______________________________________________________________________

     2)   Form, Schedule or Registration Statement No.:
          ______________________________________________________________________

     3)   Filing party:
          ______________________________________________________________________

     4)   Date filed:
          ______________________________________________________________________

                     [GRAPHIC OF REGISTRANT'S LOGO OMITTED]
                         WASHINGTON TRUST BANCORP, INC.
 ------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held April 29, 2003

 ------------------------------------------------------------------------------


To the Shareholders of
Washington Trust Bancorp, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of WASHINGTON TRUST BANCORP, INC. (the "Corporation"), a Rhode Island corporation, will be held at the Westerly Library, 44 Broad Street, Westerly, Rhode Island on Tuesday, the 29th of April, 2003 at 11:00 a.m. for the purpose of considering and acting upon the following:

     1. The election of five directors for three year terms, each to serve until their successors are duly elected and qualified;

     2. The adoption of the Corporation's 2003 Stock Incentive Plan;

     3. The ratification of the selection of independent auditors to audit the Corporation's consolidated financial statements for the year ending December 31, 2003; and

     4. Such other business as may properly come before the meeting, or any adjournment thereof.

        Only shareholders of record at the close of business on February 28, 2003 will be entitled to notice of and to vote at such meeting. The transfer books of the Corporation will not be closed.

        IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED WHETHER OR NOT YOU PLAN TO BE PRESENT. THEREFORE, IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING, PLEASE SIGN, DATE, AND FILL IN THE ENCLOSED PROXY AND RETURN IT BY MAIL IN THE ENCLOSED ADDRESSED ENVELOPE. IF YOU WISH TO VOTE YOUR STOCK IN PERSON AT THE ANNUAL MEETING, YOUR PROXY MAY BE REVOKED.

                                             By order of the Board of Directors,

                                             Harvey C. Perry, II
                                             -----------------------
                                             Harvey C. Perry, II
                                             Secretary

March 20, 2003

                     [GRAPHIC OF REGISTRANT'S LOGO OMITTED]
                         WASHINGTON TRUST BANCORP, INC.
           23 Broad Street, Westerly, RI 02891 Telephone 401-348-1200

                   ------------------------------------------

                                 PROXY STATEMENT

                   ------------------------------------------

The accompanying proxy is solicited by and on behalf of the Board of Directors of Washington Trust Bancorp, Inc. (the "Corporation") for use at the Annual Meeting of Shareholders to be held on April 29, 2003, and any adjournment thereof and may be revoked at any time before it is exercised by submission of another proxy bearing a later date, by attending the meeting and voting in person, or by notifying the Corporation of the revocation in writing to the Secretary, 23 Broad Street, Westerly, Rhode Island 02891. If not revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the proxy by the shareholder or, if no instructions are indicated, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR Proposal Nos. 1, 2 and 3 referred to herein.

As of February 28, 2002, the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting, there were issued and outstanding 13,073,274 shares of common stock, $.0625 par value (the "Common Stock"), of the Corporation. Each share of Common Stock is entitled to one vote per share on all matters to be voted upon at the meeting, with all holders of Common Stock voting as one class. A majority of the outstanding shares of Common Stock entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining if a quorum is present.

With regard to the election of directors, votes may be cast in favor or withheld. Votes that are withheld have the same effect as a vote against a nominee. Abstentions on the adoption of the Corporation's 2003 Stock Incentive Plan and the ratification of the selection of independent auditors will have the same legal effect as a vote against such matters. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker non-votes will not be counted for purposes of approving the matters to be acted upon at the Annual Meeting. As a result, broker non-votes will have no effect on the outcome of the election of directors, the adoption of the Corporation's 2003 Stock Incentive Plan and the ratification of the selection of independent auditors.

Management knows of no matters to be brought before the meeting other than those referred to. If any other business should properly come before the meeting, the persons named in the proxy will vote in accordance with their best judgment.

The approximate date on which this Proxy Statement and accompanying proxy cards will first be mailed to shareholders is March 20, 2003.

PRINCIPAL SHAREHOLDERS

The Corporation is aware of one person who beneficially owns more than five percent (5%) of the Corporation's outstanding Common Stock. As of January 22, 2003, Mr. David W. Wallace, 680 Steamboat Road, Greenwich, Connecticut 06830, beneficially owned 1,043,000 shares of Common Stock, representing approximately 7.98% of the outstanding shares of the Corporation's Common Stock This information is based solely on information contained in a Schedule 13G/A filed by Mr. Wallace on January 22, 2003. Included are 110,000 shares owned by Mr. Wallace's spouse, 466,800 shares held by the Robert R. Young Foundation of which Mr. Wallace serves as trustee and 25,000 shares held by the Jean and David W. Wallace Foundation of which Mr. Wallace serves as trustee.


ELECTION OF DIRECTORS  (Proposal 1 on the Proxy Ballot)

The Corporation's Board of Directors is divided into three approximately equal classes, with each class serving staggered terms of three years, so that only one class is elected in any one year. Notwithstanding such three-year terms, pursuant to the Corporation's by-laws, any director who reaches his or her seventieth birthday agrees to resign from the Board of Directors as of the next Annual Meeting of Shareholders following such director's seventieth birthday. There are at present 16 directors, which number includes Patrick J. Shanahan, Jr., the former Chief Executive Officer of First Financial Corp., who was appointed to the Board of Directors on April 16, 2002 in connection with the Corporation's acquisition of First Financial Corp.

The current term of Richard A. Grills expires in 2003 and the current term of Alcino G. Almeida expires in 2004. Each of Mr. Grills and Mr. Almeida has reached the age of 70 and, pursuant to the Corporation's by-laws, has agreed to resign from the Board of Directors effective at the Annual Meeting. Their terms as Directors will expire at the Annual Meeting.

This year, a total of five nominees for election to the Board of Directors have been named to be elected at the Annual Meeting to serve until the 2006 Annual Meeting and until their respective successors are elected and have qualified. After accounting for the resignations of Mr. Grills and Mr. Almeida, if all five nominees are elected, the Board of Directors will consist of 14 directors. Directors are elected by the affirmative vote of holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote thereon (provided that a quorum is present).

The nominees for election of directors at the Annual Meeting are Steven J. Crandall, Victor J. Orsinger II, Patrick J. Shanahan, Jr., James P. Sullivan and Neil H. Thorp. Each of the nominees for director is presently a director of the Corporation. Each of the nominees has consented to being named a nominee in this Proxy Statement and has agreed to serve as a director if elected at the Annual Meeting. In the event that any nominee is unable to serve, the persons named in the proxy have discretion to vote for other persons if the Board of Directors designates such other persons. The Board of Directors has no reason to believe that any of the nominees will be unavailable for election.

The Board of Directors recommends that shareholders vote "FOR" this proposal.

NOMINEE AND DIRECTOR INFORMATION

Biographies of directors:

--------------------------------------------------------------------------------
[GRAPHIC OMITTED}                           [GRAPHIC OMITTED]
Alcino G. Almeida                           Gary P. Bennett
Age 70                                      Age 61
Director since 1998.                        Director since 1994.
                                            Consultant.  Former
Former Executive Vice                       Chairman and Chief
President and General                       Executive Officer,
Manager, The Day                            Analysis & Technology,
Publishing Company                          through 1999 (interactive
through 1997 (currently                     multimedia training
retired).                                   systems, info. systems,
                                            engineering services).

--------------------------------------------------------------------------------
[GRAPHIC OMITTED}                           [GRAPHIC OMITTED]
Steven J. Crandall                          Richard A. Grills
Age 50                                      Age 70
Director since 1983.                        Director since 1983.

Vice President, Ashaway                     Chairman and Chief
Line & Twine                                Executive Officer of
Manufacturing Co.                           Bradford Dyeing
(manufacturer of tennis                     Association, Inc., since
string, fishing line and                    1999 (textiles); former
surgical sutures).                          consultant.

--------------------------------------------------------------------------------
[GRAPHIC OMITTED}                           [GRAPHIC OMITTED]
Larry J. Hirsch, Esq.                       Katherine W. Hoxsie, CPA
Age 64                                      Age 54
Director since 1994.                        Director since 1991.

Former President,                           Vice President, Hoxsie
Westerly Jewelry Co.,                       Buick-Pontiac-GMC Truck,
Inc. (retailer),                            Inc.
(currently retired).

--------------------------------------------------------------------------------
[GRAPHIC OMITTED}                           [GRAPHIC OMITTED]
Mary E. Kennard, Esq.                       Edward M. Mazze, Ph.D.
Age 48                                      Age 62
Director since 1994.                        Director since 2000.

Vice President and                          Dean, College of Business
University Counsel, The                     Admin. and The Alfred J.
American University.                        Verrecchia-Hasbro Inc.
                                            Leadership Chair in
                                            Business, Univ. of Rhode
                                            Island since 1998; Dean,
                                            The Belk College of
                                            Business Admin. and
                                            Professor of Marketing,
                                            Univ. of North Carolina
                                            at Charlotte, 1993-1998.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[GRAPHIC OMITTED}                           [GRAPHIC OMITTED]
Victor J. Orsinger II                       H. Douglas Randall, III
Age 56                                      Age 55
Director since 1983.                        Director since 2000.

Partner, Orsinger & Nardone,                President, HD Randall,
Attorneys at Law.                           Realtors (real estate).

--------------------------------------------------------------------------------
[GRAPHIC OMITTED}                           [GRAPHIC OMITTED]
Joyce O. Resnikoff                          Patrick J. Shanahan, Jr.
Age 66                                      Age 58
Director since 2000.                        Director since 2002.

Chief Executive Officer, Olde               Former Chairman and Chief
Mistick Village, Mystic                     Executive Officer, First
Connecticut.                                Financial Corp. through
                                            2002 (currently retired).

--------------------------------------------------------------------------------
[GRAPHIC OMITTED}                           [GRAPHIC OMITTED]
James P. Sullivan, CPA                      Neil H. Thorp
Age 63                                      Age 62
Director since 1983.                        Director since 1983.

Consultant.  Former Finance                 President, Thorp & Trainer,
Officer, Roman Catholic                     Inc. (insurance).
Diocese of Providence (retired
2001).

--------------------------------------------------------------------------------
[GRAPHIC OMITTED}                           [GRAPHIC OMITTED]
John F. Treanor                             John C. Warren
Age 55                                      Age 57
Director since 2001.                        Director since 1996.

President and Chief Operating               Chairman and Chief
Officer of the Corporation and              Executive Officer of the
the Bank since 1999.                        Corporation and the Bank,
Executive Vice President,                   since 1999; Chief Executive
Chief Operating, Officer Chief              Officer of the Corporation
Financial Officer and                       and the Bank since 1997;
Treasurer of SIS Bancorp,                   President of the
Inc., 1994-1999.                            Corporation and the Bank,
                                            1996-1999.

--------------------------------------------------------------------------------

The following table presents all Washington Trust stock-based holdings, as of February 28, 2003, of the directors and certain executive officers of the Corporation and the Corporation's subsidiary, The Washington Trust Company (the "Bank").

                                        Term                      Common Stock    Vested                 Percent
Nominees and Directors                Expiring In                      (1)      Options (2)    Total     Of Class
------------------------------------- --------------------------- ------------ ------------ ----------- ------------

    Steven J. Crandall                 2006 (3)                       2,892       11,064      13,956      0.10%
    Victor J. Orsinger II              2006 (3)                      20,686       11,064      31,750      0.23%
    Patrick J. Shanahan, Jr.           2006 (3)                      67,321        2,000      69,321      0.50%
    James P. Sullivan, CPA             2006 (3)                       6,298       14,775      21,073      0.15%
    Neil H. Thorp                      2006 (3)                      32,117       14,127      46,244      0.34%
    Richard A. Grills                  2003                         130,344       16,127     146,471      1.07%
    Alcino G. Almeida                  2004                           3,230        9,376      12,606      0.09%
    Katherine W. Hoxsie, CPA           2004                         144,105       16,127     160,232      1.17%
    Edward M. Mazze, Ph.D.             2004                             200        4,000       4,200      0.03%
    Joyce O. Resnikoff                 2004                           2,518        6,000       8,518      0.06%
    John C. Warren                     2004                          13,534      161,931     175,465      1.28%
    Gary P. Bennett                    2005                           6,082       10,642      16,724      0.12%
    Larry J. Hirsch, Esq.              2005                          10,200       11,064      21,264      0.15%
    Mary E. Kennard, Esq.              2005                           3,974       17,597      21,571      0.16%
    H. Douglas Randall, III            2005                          10,082        6,000      16,082      0.12%
    John F. Treanor                    2005                           3,165       57,435      60,600      0.44%

Certain Executive Officers
    David V. Devault                                                 14,668       70,081      84,749      0.62%
    Stephen M. Bessette                                                 600       19,862      20,462      0.15%
    James M. Vesey                                                      217       15,149      15,366      0.11%

    All Directors and Executive Officers as a Group (26 persons)    514,763      651,146   1,165,909      8.49%

    (1) Includes 165, 2722, 1,040 and 217 common stock equivalents held by Messrs. Treanor, Almeida, Warren and Vesey, respectively, in the Corporation's Nonqualified Deferred Compensation Plan.
    (2) This column includes stock options that are or will become exercisable within 60 days.
    (3) If elected.

----------------------------


BOARD OF DIRECTORS AND COMMITTEES

The Corporation's Board of Directors (the "Corporation's Board") held six meetings in 2002. In 2002, the Board of Directors of the Bank (the "Bank's Board"), the members of which included all of the Corporation's Board members, held fifteen meetings. During 2002, each member of the Corporation's Board attended at least 75% of the aggregate number of meetings of the Corporation's Board, the Bank's Board and the committees of the Corporation's Board of which such person was a member, except for Mr. Grills and Ms. Kennard who attended 61% and 74%, respectively of such meetings.

The committees of the Corporation's Board include an Executive Committee, a Compensation Committee, and an Audit Committee.

Members of the Executive Committee are currently directors Orsinger (Chairperson), Almeida, Bennett, Grills, Hoxsie, Thorp, Treanor and Warren. The Executive Committee met twelve times in 2002 and, when the Corporation's Board is not in session, is entitled to exercise all the powers and duties of the Corporation's Board. The Executive Committee, excluding employee directors Treanor and Warren, is also responsible for reviewing the qualifications of potential nominees for election to the Corporation's Board and is responsible for the oversight of corporate governance matters. In addition, the Corporation's Board has designated the Chairperson of the Executive Committee to serve as the "Lead Director" when the Board meets in executive session without the presence of employee directors.

Members of the Compensation Committee are currently directors Bennett (Chairperson), Almeida, Hirsch, Kennard, Mazze and Orsinger. The Compensation Committee, which met six times in 2002, is responsible for reviewing compensation policies, for remuneration arrangements for executive officers and for the administration of the Corporation's Amended and Restated 1988 Stock Option Plan ("1988 Plan"), the 1997 Equity Incentive Plan ("1997 Plan") and, if adopted, the 2003 Stock Incentive Plan ("2003 Plan").

Members of the Audit Committee are currently directors Hoxsie (Chairperson), Crandall, Mazze, Resnikoff and Sullivan. The Audit Committee, which met eighteen times in 2002, is responsible for, among other things, reviewing the adequacy of the Corporation's system of internal controls, its audit program, the performance and findings of its internal audit staff and action to be taken thereon by management, reports of the independent auditors, the independence of the independent auditors, the audited financial statements of the Corporation and discussing such results with the Corporation's management, considering the range of audit and non-audit fees and services, and performing such other oversight functions as the Corporation's Board may request from time to time. While the Audit Committee oversees the Corporation's financial reporting process for the board of directors consistent with the Audit Committee Charter, management has primary responsibility for this process, including the Corporation's system of internal control, and for the preparation of the Corporation's consolidated financial statements in accordance with generally accepted accounting principles. In addition, the Corporation's independent auditors, and not the Audit Committee, are responsible for auditing those financial statements.

The Audit Committee is also responsible for loan review for the Bank. The loan review process includes oversight of the Bank's procedures for determining the adequacy of the allowance for loan losses, administration of its internal credit rating systems and the reporting and monitoring of credit granting standards.


COMPENSATION OF DIRECTORS

During 2002, for each meeting of the Board of Directors of the Corporation and of the Bank attended, non-employee directors received $350 and $700, respectively. In addition, non-employee directors received $500 for each
Corporation and Bank committee meeting attended (non-employee committee chairpersons received $700 per meeting). However, directors attending more than two meetings in any one day (excluding meetings of the Corporation's Board) were generally paid only for two of such meetings. In addition, non-employee directors received a $12,000 annual retainer, which was paid quarterly.

The Nonqualified Deferred Compensation Plan (the "Deferred Compensation Plan"), effective January 1, 1999, provides standard arrangements pursuant to which directors may elect to defer all or part of their fees. Deferred fees are invested in any of several benchmark options, including the Corporation's Common Stock. Deferred fees are payable in a lump sum or installments following termination of service as a director or attainment of a certain age; if the investment benchmark selected is the Corporation's Common Stock, the fees may also be payable in the form of such stock.

The 1997 Plan, as amended, provides that each non-employee director of the Corporation shall automatically be granted a nonqualified option to purchase 2,000 shares of Common Stock as of the date of each Annual Meeting after which such non-employee director will continue to serve as a director of the Corporation at an option price equal to the fair market value of the Common Stock on such date and the expiration of which shall be the tenth anniversary thereof. These options are exercisable on and after the date that is one year after the date of grant. In addition, the Corporation's Board may provide for such other terms and conditions of these options, as shall be set forth in the applicable option agreements, including acceleration of exercise upon a change of control of the Corporation.

The 2003 Plan, if adopted, will provide that each non-employee director of the Corporation will be automatically granted a nonqualified option to acquire 2,000 shares of Common Stock as of the date of each Annual Meeting after which such non-employee director will continue to serve as a director of the Corporation, beginning with the 2003 Annual Meeting, and in lieu of stock options which would have been granted pursuant to the 1997 Plan, at an exercise price equal to the fair market value of the Common Stock on the grant date and expiring upon the tenth anniversary thereof. Unless otherwise determined by the administrator of the 2003 Plan, these stock options will be exercisable upon the earlier of the third anniversary of the grant date or the date the non-employee director retires from the Corporation's Board. As noted above, any options granted to non-employee directors under the 2003 Plan will be in lieu of options granted under the 1997 Plan.

EXECUTIVE COMPENSATION

The following table shows, for the fiscal years ended December 31, 2002, 2001, and 2000, the compensation of each person who served as Chief Executive Officer of the Corporation and the four most highly compensated executive officers of the Corporation and/or the Bank, other than the Chief Executive Officer, whose total annual salary and bonus exceeded $100,000 for the year ended December 31, 2002 (the "Named Executives").

                                            SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------------------------------------------
                                                                                          Long-Term
                                                                                         Compensation
                                                           Annual Compensation              Awards
                                                  ------------------------------------- ---------------
                                                                              Other         Number        All Other
Name and                                                                      Annual       of Stock     Compensation
Principal Position                       Year      Salary      Bonus (1)   Compensation   Options (2)        (3)
-------------------------------------- --------- ----------- ------------ ------------- -------------- -------------
John C. Warren                           2002      $360,000   $125,000            $0         26,960      $10,779 (5)
  Chairman and Chief Executive Officer   2001       330,000    135,850             0         28,000        9,883 (5)
                                         2000       300,000    150,000        21,677 (4)     29,510        8,986 (5)

John F. Treanor                          2002      $250,000    $80,000            $0         15,605       $7,483 (5)
  President and Chief Operating          2001       225,000     81,047             0         16,000        6,736 (5)
  Officer                                2000       200,000     87,500             0         16,395        4,385

David V. Devault                         2002      $169,000    $47,000            $0          8,440       $5,064
  Executive Vice President,              2001       161,000     50,000             0          9,045        4,826
  Treasurer, and Chief                   2000       154,000     53,000             0         10,100        4,616
  Financial Officer

Stephen M. Bessette                      2002      $116,000    $50,000            $0          4,345       $3,483
  Senior Vice President, Retail          2001       110,000     40,000             0          4,635        3,297
  Lending of the Bank                    2000       104,000     30,000             0          5,115        3,117

James M. Vesey                           2002      $131,000    $30,000            $0          4,905       $4,485
  Senior Vice President and Chief        2001       125,000     33,000             0          5,270        3,600
  Credit Officer of the Bank             2000       115,000     32,000             0          5,660        3,444

(1) Bonus amounts represent amounts accrued for the years indicated under an annual bonus plan for its executive officers and other key employees (the "Performance Plan"). The Performance Plan provides for annual payments to participants up to a maximum percentage of base salary, which percentages vary among participants. The Performance Plan also permits certain additional discretionary payments.

(2) None of the stock options granted to the Named Executives has tandem stock appreciation rights ("SARs").

(3) Under the terms of the Bank's tax-qualified 401(k) plan (the "401(k) Plan"), which covers substantially all employees, the Bank matched 50% of each participant's first 2% of voluntary salary contributions and 100% of each participant's next 2% of salary contributions up to a maximum match of 3%.

(4)  Amounts reimbursed for payment of taxes.

(5)  Includes  $4,779,  $4,783 and $3,886 for 2002, 2001 and 2000,  respectively for Mr. Warren and $1,483 and $1,636 in 2002 and 2001, respectively for Mr. Treanor, accrued under the Bank's Supplemental Pension Benefit and Profit Sharing Plan (the "Supplemental Plan"), which provides for payments by the Bank of certain amounts which would have been contributed by the Bank under the 401(k) Plan, but for limitations on employer contributions contained in the Code, as hereinafter defined.

----------------------------

The following table contains information concerning the grant of stock options pursuant to the 1997 Plan to the Named Executives during the fiscal year ended December 31, 2002.

                                         OPTION GRANTS IN LAST FISCAL YEAR
---------------------------------------------------------------------------------------------------------------------
                                               Individual Grants
                            ---------------------------------------------------------
                                                                                        Potential Realizable Value
                              Number of     Percent of                                   at Assumed Annual Rates
                             Securities   Total Options    Exercise                    of Stock Price Appreciation
                             Underlying     Granted to      or Base                          for Option Term
                              Options      Employees in    Price Per    Expiration    --------------- ---------------
    Name                     Granted (1)    Fiscal Year      Share         Date            5% (2)         10% (3)
---------------------------------------------------------------------------------------------------------------------
John C. Warren                  26,960        14.07%        $20.03      4/22/2012         $339,609        $860,635

John F. Treanor                 15,605         8.14%        $20.03      4/22/2012         $196,572        $498,153

David V. Devault                 8,440         4.40%        $20.03      4/22/2012         $106,317        $269,427

Stephen M. Bessette              4,345         2.27%        $20.03      4/22/2012          $54,733        $138,704

James M. Vesey                   4,905         2.56%        $20.03      4/22/2012          $61,787        $156,581

(1) All options granted to the Named Executives were granted on April 22, 2002. These options become exercisable in 25% installments commencing on the date of grant and on each anniversary date thereafter, so long as employment with the Corporation continues. If a change in control were to occur, the options set forth above would become immediately exercisable in full.

(2)  $20.03 at 5% annually for 10 years = $32.63.

(3)  $20.03 at 10% annually for 10 years = $51.95.

----------------------------

The following table sets forth information with respect to the Named Executives concerning the exercise of options during the fiscal year ended December 31, 2002 and unexercised options held as of the end of the 2002 fiscal year.

                  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
---------------------------------------------------------------------------------------------------------------------
                                                           Number of Securities            Value of Unexercised
                                                          Underlying Unexercised           In-the-Money Options
                                                           Options at FY-End (1)              at FY-End (1)(2)
                            Shares                     ----------------------------    ------------------------------
                           Acquired        Value
    Name                  on Exercise     Realized     Exercisable    Unexercisable    Exercisable     Unexercisable
------------------------ -------------- ------------- -------------- --------------- --------------- ----------------
John C. Warren                  0             $0         148,191          41,598         $771,102        $55,798

John F. Treanor                 0             $0          49,534          23,803         $131,538        $31,384

David V. Devault                0             $0          76,626          13,378         $642,110        $18,632

Stephen M. Bessette             0             $0          17,617           6,856          $61,496         $9,484

James M. Vesey                  0             $0          12,606           7,729          $31,862        $10,615

(1)  There  are no  SARs  attached  to  the  stock  options  held  by the  Named
     Executives.

(2) Value based on the fair market value of the Corporation's Common Stock on December 31, 2002, $19.53, minus the exercise price.

----------------------------

The Bank maintains a qualified defined benefit pension plan (the "Pension Plan") for substantially all employees of the Corporation and the Bank. The Internal Revenue Code of 1986, as amended (the "Code") limits the compensation amount used in determining the annual benefits payable from qualified plans to an individual. However, the Supplemental Plan provides for payments by the Bank of certain amounts which employees of the Bank would have received under the Pension Plan in the absence of such limitations in the Code. Benefits payable under the Supplemental Plan are an unfunded obligation of the Bank.

The following table shows the estimated annual benefits payable upon retirement, assuming retirement at age 65 in 2002, under the Pension Plan and the Supplemental Plan as it relates to the Pension Plan.

                                                PENSION PLAN TABLE
--------------------------------------------------------------------------------------------------------------------
                                                                  Years of Service
      Average Annual         ---------------------------------------------------------------------------------------
    Pension Compensation           15                20                25               30                35
--------------------------------------------------------------------------------------------------------------------
            $125,000             $30,842           $41,122           $51,403          $61,683           $71,964
             150,000              37,779            50,372            62,965           75,558            88,151
             175,000              44,717            59,622            74,528           89,433           104,339
             200,000              51,654            68,872            86,090          103,308           120,526
             225,000              58,592            78,122            97,653          117,183           136,714
             250,000              65,529            87,372           109,215          131,058           152,901
             300,000              79,404           105,872           132,340          158,808           185,276
             350,000              93,279           124,372           155,465          186,558           217,651
             400,000             107,154           142,872           178,590          214,308           250,026
             450,000             121,029           161,372           201,715          242,058           282,401
             500,000             134,904           179,872           224,840          269,808           314,776

Annual payments to an employee retiring at age 65 are based on the average highest 36 consecutive months of pension compensation. Pension compensation consists of base salary, plus, in the case of the Named Executives and certain other key employees, payments pursuant to the Performance Plan. Such amounts are shown in the Salary and Bonus columns of the Summary Compensation Table. The benefit is the sum of (i) 1.2% of pension compensation multiplied by the number of years of service, plus (ii) .65% of pension compensation in excess of the Social Security covered compensation level multiplied by the number of years of service. In 2002, the covered Social Security compensation level was $39,444. The benefits shown are straight-life annuity amounts not reduced by a joint survivorship benefit, which is available.

The Corporation also maintains an Executive Supplemental Pension Plan (the "Executive Pension Plan") for the benefit of Messrs. Warren and Treanor. The maximum benefits payable under the Executive Pension Plan are 55% of a participant's average pension compensation, offset by benefits provided under the Pension Plan, the Supplemental Plan, Social Security benefits and benefits provided by any defined benefit pension plan of a prior employer, with a minimum annual payment of no less than $1,000 for each year of plan participation, up to ten years. Annual payments to a participant retiring at age 65 are based on the average highest 36 consecutive months of pension compensation. The definition of pension compensation is identical to that in the Pension Plan described above. A participant must have at least five years of service to earn a benefit under the Executive Pension Plan. Benefits payable under the Executive Pension Plan are an unfunded obligation of the Corporation.

The following table shows the estimated annual benefits payable upon retirement at age 65 in 2002 under the Executive Pension Plan. The amounts do not reflect any offset for Social Security benefits or benefits provided by any defined benefit plan of a prior employer. Benefits are paid in the form a straight-life annuity, with a 50% spouse benefit, if married. A minimum of 120 monthly payments are guaranteed. The benefits shown are straight-life annuity amounts. Other forms of annuity are also available.

                                           EXECUTIVE PENSION PLAN TABLE (1)
----------------------------------------------------------------------------------------------------------------------
                                                                 Years of Service
     Average Annual       --------------------------------------------------------------------------------------------
   Pension Compensation             5                      10                     15                     20
----------------------------------------------------------------------------------------------------------------------
         $125,000                $39,719                 $41,939                $37,908                $27,628
          150,000                 47,407                  49,814                 44,721                 32,128
          175,000                 55,094                  57,689                 51,533                 36,628
          200,000                 62,782                  65,564                 58,346                 41,128
          225,000                 70,469                  73,439                 65,158                 45,628
          250,000                 78,157                  81,314                 71,971                 50,128
          300,000                 93,532                  97,064                 85,596                 59,128
          350,000                108,907                 112,814                 99,221                 68,128
          400,000                124,282                 128,564                112,846                 77,128
          450,000                139,657                 144,314                126,471                 86,128
          500,000                155,032                 160,064                140,096                 95,128

(1) The benefits provided for in this table do not reflect offsets for Social Security benefits and benefits provided by the defined benefit plans of prior employers. With respect to both Mr. Warren and Mr. Treanor, these offsets will significantly reduce the benefits amount listed in the table.

The years of service accrued for purposes of the Pension Plans in 2002 for the following Named Executives were: Mr. Warren, 6 years; Mr. Treanor, 3 years; Mr. Devault, 16 years; Mr. Bessette, 5 years; and Mr. Vesey, 4 years.


CHANGE OF CONTROL AGREEMENTS

The Corporation entered into Change of Control Agreements (the "Agreements") with each of the Named Executives pursuant to which each such executive may become entitled to receive severance pay and benefits continuation if (a) within 13 months after a Change in Control of the Corporation or the Bank (as defined in the Agreements), (i) the Corporation or Bank terminates the executive for reasons other than for Cause (as defined in the Agreements) or the death or disability of the executive, or (ii) the executive resigns for Good Reason (as defined in the Agreements), which includes a substantial adverse change in the nature or scope of the executive's responsibilities and duties, a reduction in the executive's salary and benefits, relocation, a failure of the Corporation or Bank to pay deferred compensation when due, or a failure of the Corporation or the Bank to obtain an effective agreement from any successor to assume the Agreements, or (b) the executives resign for any reason during the 13th month after the Change in Control. The Agreements also provide that the executive would become entitled to receive severance pay and benefits continuation if his employment is terminated by the Corporation or the Bank for any reason other than Cause, death or disability during the period of time after the Corporation and/or the Bank enters into a definitive agreement to consummate a transaction involving a Change in Control and before the transaction is consummated so long as a Change in Control actually occurs. Benefits continuation include additional months of benefit accrual under the Corporation's or the Bank's supplemental retirement plans. The Agreements provide for an additional payment to cover the impact of the 20 percent excise tax imposed by Section 280G of the Code in the event the Named Executive becomes subject to such excise tax.

The amount of severance (a multiple of the sum of base salary and most recent bonus) and the length of benefits continuation vary for each executive and are set forth in the table below.


Named Executive      Multiple of Base and Bonus      Length of Benefits
                                                       Continuation
--------------------------------------------------------------------------------
John C. Warren                3.00                      36 months
John F. Treanor               2.00                      36 months
David V. Devault              2.00                      24 months
Stephen M. Bessette           1.00                      12 months
James M. Vesey                1.00                      12 months

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee administers the executive compensation program of the Corporation under the supervision of the Corporation's Board. The success of the Corporation is highly dependent on hiring, developing and training qualified people who feel encouraged to perform for the good of the shareholders, the community, the Corporation and customers. The executive compensation program consists of three elements: base salary, short-term incentive compensation and long-term incentives. Prior to the beginning of the fiscal year, the Compensation Committee consulted with an independent compensation consultant (the "Consultant"), which provided certain information regarding base salary and short-term and long-term incentive practices of comparable companies in the banking industry. This information was used by the Compensation Committee to evaluate, adjust and approve recommendations made by the Chief Executive Officer for the compensation package for each other executive officer, and to develop and approve the compensation package of the Chief Executive Officer. The Committee believes that compensation for executive officers should take into account management skills, the long-term performance of the Bank and shareholder returns. The underlying compensation plan places emphasis on (1) attracting and retaining the most qualified executives in the banking industry; (2) providing an overall compensation for key executives which is competitive with similarly sized financial institutions; (3) accomplishing the goals set out in the Bank's strategic plan; and (4) returning a fair value to shareholders.

Base salary for all executive officers is determined by the Compensation Committee, subject to approval of the Corporation's Board. Salary levels for 2002 were recommended for approval by the Compensation Committee for each executive officer's position based on an analysis of compensation level information provided by the Consultant. The base annual salary established by the Compensation Committee for Mr. Warren, Chairman and Chief Executive Officer, was $360,000, which positioned Mr. Warren's salary in a manner consistent with the general guidelines outlined above. The Committee utilized the Consultant's compensation level information and the recommendations of the Chief Executive Officer to establish the base salary of the other executive officers.

The Performance Plan provides for the payment of additional cash compensation to officers based upon the achievement of target profitability measures including return on equity, net income and earnings per share as well as the achievement of individual objectives. The terms of the Performance Plan, including the target payout levels and relationship of payouts to the target profitability measures, were established by the Compensation Committee in consultation with the Consultant, and approved by the Board of Directors. The Compensation Committee's policy is to review periodically these performance measures and adjust them as appropriate. The profitability target measures were established by the Board of Directors based upon their review of banking industry data and the Board and management's expectations and recommendations. The target performance payout for the Chief Executive Officer in 2002 was 40% of base salary, 70% of which is based on profitability target measures and 30% of which is based on individual objectives.

In 2002, the Corporation's profitability results, measured on an operating basis excluding acquisition expenses, net of related income taxes, entitled the executive officers to a payout for 2002 performance of 87.5% of the profitability portion of the target payout for each officer. Based on these profitability results and its assessment of the Chief Executive Officer's overall management performance and achievement of individual objectives during the year, the Compensation Committee, with Board approval, awarded a Performance Plan bonus of $125,000 to Mr. Warren for 2002. Payouts based on the achievement of individual performance goals of the other executive officers were subjectively determined by each participant's supervisor and approved by the Compensation Committee.

As a general rule, stock options have been granted to the executive officers on an annual basis. The granting of stock options is viewed as a desirable long-term incentive compensation method because it closely links the interest of management with shareholder value and aids in the retention and motivation of executives to improve the long-term stock market performance of the Corporation's stock. When granting stock options to executive officers, the Compensation Committee reviews data for comparable companies in the banking industry provided by the Consultant and, for officers other than the Chief Executive Officer, recommendations made by the Chief Executive Officer, which are based on each officer's level of responsibility and contribution towards achievement of the Corporation's business plan and objectives. In April 2002, the Compensation Committee granted to Mr. Warren, the Chief Executive Officer, options to purchase 26,960 shares, with an exercise price of $20.03 per share. The grant to the Chief Executive Officer was based upon his strong performance as exemplified by his service to the Corporation and his demonstrated leadership skills.

The  foregoing  report has been  furnished  by the  members of the  Compensation
Committee:

 Gary P. Bennett (Chairperson)                      Mary E. Kennard, Esq.
 Alcino G. Almeida                                  Edward M. Mazze, Ph.D.
 Larry J. Hirsch, Esq.                              Victor J. Orsinger II, Esq.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee makes recommendations concerning remuneration arrangements for senior management of the Corporation and the Bank, subject to the approval of the Board of Directors. The Compensation Committee is also responsible for the administration of the Corporation's Amended and Restated
1988 Stock Option Plan and the 1997 Equity Incentive Plan and will be responsible for the administration of the 2003 Stock Incentive Plan. The Compensation Committee members are directors Bennett (Chairperson), Almeida, Hirsch, Kennard, Mazze and Orsinger. No members of the Compensation Committee are currently officers or employees of the Corporation or the Bank or formerly were officers or employees of the Corporation or the Bank. During 2002, the Bank paid approximately $13,065 in legal fees related to real estate and other matters to the law firm of Orsinger & Nardone, of which Mr. Orsinger, a member of the Compensation Committee, is a partner.

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

Set forth below is a line graph comparing the cumulative total shareholder return on the Corporation's Common Stock against the cumulative total return of The Nasdaq Stock Market (U.S.) and the Nasdaq Bank Index for the five years ended December 31, 2002.

[The line graph referred to in the preceding paragraph appears in this page in the proxy filed in paper format that will be provided to shareholders. The following table provides the data points necessary to describe this graphic via EDGAR.]

                                             1997         1998         1999         2000         2001          2002
 --------------------------------------------------------------------------------------------------------------------

 Washington Trust Bancorp, Inc.            $100.00       $93.72       $79.44       $64.14       $89.65        $94.67

 The Nasdaq Stock Market (U.S.)            $100.00      $140.99      $261.48      $157.42      $124.89        $86.33

 Nasdaq Bank Index                         $100.00       $99.36       $95.51      $108.95      $117.97       $120.61

The results presented assume that the value of the Corporation's Common Stock and each index was $100.00 on December 31, 1997. The total return assumes reinvestment of dividends.


REPORT OF THE AUDIT COMMITTEE

The Audit Committee is responsible for providing independent, objective oversight of the Corporation's accounting functions and internal controls. The Board of Directors has determined that the members of the Audit Committee are independent under the rules of the Nasdaq Stock Market and the Board has adopted a written charter of the Audit Committee. In connection with its responsibilities, the Audit Committee reviewed the scope of the overall audit plans of both the internal audit staff and the independent auditors; evaluated the results of audits performed by the internal audit staff and independent auditors that included but were not limited to accounting issues and internal controls; assessed the action that has been taken by management in response to the audit results; and appraised the effectiveness of the internal and independent audit efforts.

     In addition, the Audit Committee has:

     o Reviewed and discussed the audited financial statements with management.

     o Discussed with KPMG LLP, its independent auditors, the matters required to be discussed by SAS 61.

     o Received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Statement No. 1, and has discussed with KPMG LLP the independent auditor's independence.

Based on the review and discussions above, the Audit Committee recommended to the Corporation's Board that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission (the "SEC").

     The  foregoing  report  has been  furnished  by the  members  of the  Audit
     Committee:

         Katherine W. Hoxsie, CPA (Chairperson)       Joyce O. Resnikoff
         Steven J. Crandall                           James P. Sullivan, CPA
         Edward M. Mazze, Ph.D.


     During the year ended December 31, 2002, the Corporation paid the following fees to KPMG LLP:

       Audit fees                                                       $148,000
       -------------------------------------------------------------------------
       Financial information systems design and implementation fees            0
       -------------------------------------------------------------------------

       All other fees:       Acquisition related matters                  54,600
                             Benefit plan and other audits                27,500
                             Tax returns and tax consultation services    18,288
                             ---------------------------------------------------
                             Total all other fees                        100,388
       -------------------------------------------------------------------------
       Total fees paid to KPMG LLP                                      $244,388
       -------------------------------------------------------------------------

The Audit Committee has considered whether the provision of the services identified under the heading All Other Fees is compatible with maintaining KPMG LLP's independence and has determined that provision of such services is consistent with maintaining the principal auditor's independence.


INDEBTEDNESS AND OTHER TRANSACTIONS

The Bank has had transactions in the ordinary course of business, including borrowings, with certain directors and executive officers of the Corporation and their associates, all of which were made on substantially the same terms, including interest rates (except that executive officers and all other employees are permitted a modest interest rate benefit on first mortgages secured by a primary residence and other consumer loans) and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features when granted. During 2002, the Bank paid legal fees to a law firm of which a director is a partner. See "Compensation Committee Interlocks and Insider Participation."

Mr. Shanahan was the former Chairman and Chief Executive Officer of First Financial Corp. prior to its acquisition by the Corporation. In connection with such acquisition, the Corporation has agreed to (i) provide Mr. Shanahan with health insurance benefits under the Corporation's health plan until he attains age 65, and (ii) assume the obligation to provide Mr. Shanahan with a supplemental retirement benefit equal to monthly installments of $20,854 payable for the life of Mr. Shanahan with a 50% spousal survivor benefit. In return for a lump sum payment of $840,000 by the Corporation in April, 2002, Mr. Shanahan has agreed that for a three-year period following the acquisition, he will not become associated with any banking institution in Rhode Island, Massachusetts or Connecticut and he will not take action to solicit any employees or customers of First Financial Corp.

ADOPTION OF THE 2003 STOCK INCENTIVE PLAN  (Proposal 2 on the Proxy Ballot)

Proposal

Our Board of Directors has adopted the 2003 Stock Incentive Plan (the "2003 Plan") for officers, employees, non-employee directors and other key persons of the Corporation and its subsidiaries, subject to the approval of the 2003 Plan by our shareholders.

The 2003 Plan is administered by the Compensation Committee of our Board of Directors. The Compensation Committee, in its discretion, may grant stock-based awards, (including Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Deferred Stock, Restricted Stock, Unrestricted Stock and Dividend Equivalent Rights) to officers, employees, non-employee directors and other key persons under the 2003 Plan. Non-employee directors are also eligible to receive stock options under the 2003 Plan based on a set formula.

Subject to adjustment for stock splits, stock dividends and similar events, the total number of shares of Common Stock that can be issued under the 2003 Plan is 600,000 shares of Common Stock, of which no more than 200,000 shares may be issued in the form of awards other than Stock Options or Stock Appreciation Rights. Based solely upon the closing price of our Common Stock as reported on NASDAQ on February 28, 2003, the maximum aggregate market value of the securities to be issued under the 2003 Plan would be $11,748,000. The shares issued by the Corporation under the 2003 Plan may be authorized but unissued shares, or shares reacquired by the Corporation. To the extent that awards under the 2003 Plan do not vest or otherwise revert to the Corporation, the shares of Common Stock represented by such awards may be the subject of subsequent awards.

To satisfy the requirements of Section 162(m) of the Code, Stock Options or Stock Appreciation Rights with respect to no more than 100,000 shares of Common Stock (subject to adjustment for stock splits and similar events) may be granted to any one individual during any one-calendar-year period.

Recommendation

Our Board of Directors believes that stock based awards can play an important role in the success of the Corporation by encouraging and enabling the officers and employees, non-employee directors and other key employees of the Corporation and its subsidiaries, upon whose judgment, initiative and efforts the
Corporation largely depends for the successful conduct of its business, to acquire a proprietary interest in the Corporation. Our Board of Directors anticipates that providing such persons with a direct stake in the Corporation's welfare will assure a closer identification of the interests of participants in the 2003 Plan with those of the Corporation, thereby stimulating their efforts on the Corporation's behalf and strengthening their desire to remain with the Corporation. Under the Corporation's 1997 Equity Incentive Plan, there are 186,438 shares remaining available for grant.

Our Board of Directors believes that the proposed 2003 Plan will help the Corporation to achieve its goals by keeping the Corporation's incentive compensation program dynamic and competitive with those of other companies. Accordingly, the Board of Directors believes that the 2003 Plan is in the best interests of the Corporation and its shareholders and recommends that the shareholders approve the 2003 Plan.

The Board of Directors recommends that the 2003 Plan be approved, and therefore recommends that shareholders vote "FOR" this proposal.

Summary of the 2003 Plan

The following description of certain features of the 2003 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2003 Plan that is attached hereto as Exhibit A.

2003 Plan Administration. The 2003 Plan provides for administration by the Compensation Committee of the Board of Directors (the "Administrator"). The Administrator has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2003 Plan. The Administrator may permit Common Stock, and other amounts payable pursuant to an award, to be deferred. In such instances, the Administrator may permit interest, dividends or deemed dividends to be credited to the amount of deferrals.

Eligibility and Limitations on Grants. All full-time and part-time officers, employees, non-employee directors and other key persons of the Corporation and its subsidiaries are eligible to participate in the 2003 Plan, subject to the discretion of the Administrator. The number of individuals potentially eligible to participate in the 2003 Plan is approximately 115 persons.

The maximum award of Stock Options or Stock Appreciation Rights granted to any one individual will not exceed 100,000 shares of Common Stock (subject to adjustment for stock splits and similar events) for any calendar year period.

Stock Options. Stock Options granted under the 2003 Plan may be either Incentive Stock Options ("Incentive Options") (within the meaning of Section 422 of the
Code) or Non-Qualified Stock Options ("Non-Qualified Options"). Incentive Options may be granted only to employees of the Corporation or any subsidiary. Stock Options granted under the 2003 Plan will be Non-Qualified Options if they
(i) fail to qualify as Incentive Options, (ii) are granted to a person not eligible to receive Incentive Options under the Code, or (iii) otherwise so provide. Non-Qualified Options may be granted to persons eligible to receive Incentive Options and to non-employee directors and other key persons.

Other Option Terms. The Administrator has authority to determine the terms of options granted under the 2003 Plan. Generally, Incentive Options and Non-Qualified Options are granted with an exercise price that is not less than the fair market value of the shares of Common Stock on the date of the option grant.

The term of each option will be fixed by the Administrator and may not exceed ten years from the date of grant. The Administrator will determine at what time or times each option may be exercised and, subject to the provisions of the 2003 Plan, the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Administrator. In general, unless otherwise permitted by the Administrator, no option granted under the 2003 Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee's lifetime only by the optionee, or by the optionee's legal representative or guardian in the case of the optionee's incapacity.

Options granted under the 2003 Plan may be exercised for cash or, if permitted by the Administrator, by transfer to the Corporation (either actually or by attestation) of shares of Common Stock that are not then subject to restrictions under any Corporation stock plan, and that have been held by the optionee for at least six months or were purchased on the open market, and that have a fair market value equivalent to the option exercise price of the shares being purchased, or, subject to applicable law, by compliance with certain provisions pursuant to which a securities broker delivers the purchase price for the shares to the Corporation.

To qualify as Incentive Options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to Incentive Options which first become exercisable in any one calendar year, and a shorter term and higher minimum exercise price in the case of certain large shareholders.

Stock Options Granted to Non-Employee Directors. The 2003 Plan provides that each non-employee director will be automatically granted a Non-Qualified Option to acquire 2,000 shares of Common Stock as of the date of each Annual Meeting of the Corporation after which such non-employee director will continue to serve as a director, beginning with the 2003 Annual Meeting, and in lieu of stock options which would have been granted pursuant to the 1997 Plan, at an exercise price equal to the fair market value of the shares of Common Stock of the Corporation on the grant date and expiring upon the tenth anniversary thereof. Unless otherwise determined by the Administrator, these stock options will be exercisable upon the earlier of the third anniversary of the grant date or the date the non-employee director retires from the Corporation's Board.

Stock Appreciation Rights. The Administrator may award a Stock Appreciation Right either as a freestanding award or in tandem with a Stock Option. Upon exercise of the Stock Appreciation Right, the holder will be entitled to receive an amount equal to the excess of the fair market value on the date of exercise of one share of Common Stock over the exercise price per share specified in the related Stock Option (or, in the case of a freestanding Stock Appreciation Right, the price per share specified in such right) times the number of shares of Common Stock with respect to which the Stock Appreciation Right is exercised. This amount may be paid in cash, Common Stock, or a combination thereof, as determined by the Administrator.

Restricted Stock Awards. The Administrator may grant shares, at a purchase price determined by the Administrator, of Common Stock to any participant subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of pre-established performance goals and/or continued employment with the Corporation through a specified vesting period. The vesting period shall be determined by the Administrator; provided, however, that in the case of any performance-based goals, the vesting period will not be less than one year, and in the case of any continued employment requirements, the vesting period will not be less than three years. If the applicable performance goals and other restrictions are not attained, the participant will forfeit his award of restricted stock.

Unrestricted Stock Awards. The Administrator may also grant shares (at no cost or for a purchase price determined by the Administrator) of Common Stock that are free from any restrictions under the 2003 Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation due to such participant.

Deferred Stock Awards. The Administrator also may award phantom stock units as deferred stock awards to participants. The deferred stock awards are ultimately payable in the form of shares of Common Stock and may be subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Corporation through a specified vesting period. During the deferral period, subject to terms and conditions imposed by the
Administrator, the deferred stock awards may be credited with dividend equivalent rights (discussed below). Subject to the consent of the Administrator, a participant may make an advance election to receive a portion of his compensation or restricted stock award otherwise due in the form of a deferred stock award.

Dividend Equivalent Rights. The Administrator may grant dividend equivalent rights that entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of Common Stock. Dividend equivalent rights may be granted as a component of another award or as a freestanding award. Dividend equivalent rights credited under the 2003 Plan may be paid currently or be deemed to be reinvested in additional shares of Common Stock, that may thereafter accrue additional dividend equivalent rights at fair market value at the time of deemed reinvestment or on the terms then governing the reinvestment of dividends under our dividend reinvestment plan, if any. Dividend equivalent rights may be settled in cash, shares of Common Stock or a combination thereof, in a single installment or installments, as specified in the award.

Tax Withholding. Participants under the 2003 Plan are responsible for the payment of any federal, state or local taxes that we are required by law to withhold upon any option exercise or vesting of other awards. Subject to approval by the Administrator, participants may elect to have the minimum tax withholding obligations satisfied either by authorizing us to withhold shares of Common Stock to be issued pursuant to an option exercise or other award, or by transferring to the Corporation shares of Common Stock having a value equal to the amount of such taxes.

Change of Control Provisions. The 2003 Plan provides that in the event of a "change of control" as defined in the 2003 Plan, generally all Stock Options and Stock Appreciation Rights will automatically become fully exercisable and that the restrictions and conditions on all awards of Restricted Stock and Deferred Stock Awards will automatically be deemed waived.

Adjustments for Stock Dividends, Mergers, etc. The 2003 Plan authorizes the Administrator to make appropriate adjustments to the number of shares of Common Stock that are subject to the 2003 Plan and to any outstanding awards to reflect stock dividends, stock splits and similar events. In the event of certain transactions, such as a merger, consolidation, dissolution or liquidation of the Corporation, all Stock Options and Stock Appreciation Rights will automatically become fully exercisable and the restrictions and conditions on all other stock based awards will automatically be deemed waived. In addition, upon the effective time of any such transaction, the 2003 Plan and all awards will terminate unless the parties to the transaction, in their discretion, provide for appropriate substitutions or adjustments of outstanding awards.

Amendments and Termination. The Board of Directors may at any time amend or discontinue the 2003 Plan and the Administrator may at any time amend or cancel any outstanding award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect the rights under any outstanding awards without the holder's consent. To the extent required by the Code to ensure that options granted under the 2003 Plan qualify as Incentive Options or that compensation earned under awards granted under the 2003 Plan qualifies as performance-based compensation under the Code, and to the extent any amendment requires shareholder approval pursuant to the rules of the NASDAQ Stock Market, 2003 Plan amendments shall be subject to approval by our shareholders.

New 2003 Plan Benefits

No grants have been made with respect to the additional shares of Common Stock to be reserved for issuance under the 2003 Plan. The number of shares of Common Stock that may be granted to executive officers and all employees, including non-executive officers and Directors who are employees, is indeterminable at this time, as such grants are subject to the discretion of the Administrator. The number of shares of Common Stock that may be granted to all current non-employee directors is determinable as described in the following chart.


            WASHINGTON TRUST BANCORP, INC. 2003 STOCK INCENTIVE PLAN
--------------------------------------------------------------------------------

        Name and Position                                      Number of Units
--------------------------------------------------- ----------------------------

Non-Employee Director Group (12 total)                           24,000 (1)
--------------------------------------------------- ----------------------------

(1) Each non-employee director is entitled to receive, upon each Annual Meeting, an option to purchase 2,000 shares of Common Stock with an exercise price equal to the fair market value of the Common Stock on the grant date.

Tax Aspects under the U.S. Internal Revenue Code

The following is a summary of the principal federal income tax consequences of transactions under the 2003 Plan. It does not describe all federal tax consequences under the 2003 Plan, nor does it describe state or local tax consequences.

Incentive Options. No taxable income is generally realized by the optionee upon the grant or exercise of an Incentive Option. If shares of Common Stock issued to an optionee pursuant to the exercise of an Incentive Option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) there will be no deduction for the Corporation for federal income tax purposes. The exercise of an Incentive Option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of Common Stock acquired upon the exercise of an Incentive Option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of Common Stock at exercise (or, if less, the amount realized on a sale of such shares of Common Stock) over the option price thereof, and (ii) the Corporation will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the Incentive Option is paid by tendering shares of Common Stock.

If an Incentive Option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a Non-Qualified Option. Generally, an Incentive Option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Under current law, an optionee will not have any additional FICA (Social Security) taxes upon exercise of an Incentive Option. However, the IRS has proposed new rules that, if finalized, will result in additional FICA taxes when an Incentive Option is exercised.

Non-Qualified Options. With respect to Non-Qualified Options under the 2003 Plan, no income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of Common Stock on the date of exercise, and the Corporation receives a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of Common Stock have been held. Special rules will apply where all or a portion of the exercise price of the Non-Qualified Option is paid by tendering shares of Common Stock. Upon exercise, the optionee will also be subject to FICA taxes on the excess of the fair market value over the exercise price of the option.

Parachute Payments. The vesting of any portion of any option or other award that is accelerated due to the occurrence of a change of control may cause a portion of the payments with respect to such accelerated awards to be treated as "parachute payments" as defined in the Code. Any such parachute payments may be non-deductible to the Corporation, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on the Corporation's Deductions. As a result of Section 162(m) of the Code, the Corporation's deduction for certain awards under the 2003 Plan may be limited to the extent that a covered employee receives compensation in excess of $1,000,000 in such taxable year of the Corporation (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the
Code).

Vote Required For Approval

The affirmative vote of holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote thereon is required for the approval of the 2003 Plan. Abstentions will be treated as being present and entitled to vote on the matter and, therefore, will have the effect of votes against the proposal. A broker "non-vote" is treated as not being entitled to vote on the matter and, therefore, is not counted for purposes of determining whether the proposal has been approved.

Recommendation

The Board of Directors recommends that shareholders vote "FOR" this proposal.



EQUITY COMPENSATION PLAN INFORMATION


The following table provides information as of December 31, 2002 regarding shares of Common Stock of the Corporation that may be issued under our existing equity compensation plans, including the 1988 Plan, the 1997 Plan and the Deferred Compensation Plan. The table does not include information about the proposed 2003 Plan which is submitted for shareholder approval at the Annual Meeting and no grants have been made under the 2003 Plan.

                                         EQUITY COMPENSATION PLAN INFORMATION
------------------------------------------------------------------------------------------------------------------------
                                                                                                Number of securities
                                          Number of securities                                remaining available for
                                           to be issued upon           Weighted average        future issuance under
                                        exercise of outstanding       exercise price of       equity compensation plan
                                           options, warrants         outstanding options,      (excluding securities
Plan Category                                and rights (1)          warrants and rights     referenced in column (a))
-------------------------------------- --------------------------- ------------------------- ---------------------------
                                                  (a)                        (b)                        (c)

Equity compensation plans approved
    by security holders  (2)                     1,149,739                    $15.61                   186,438

Equity compensation plans not
    approved by security holders  (3)                6,446                   N/A (4)                    18,554
-------------------------------------- --------------------------- ------------------------- ---------------------------
Total                                            1,156,185                    $15.61                   204,992
-------------------------------------- --------------------------- ------------------------- ---------------------------

(1) Does not include any restricted stock as such shares are already reflected in the Corporation's outstanding shares.
(2)  Consists of the 1988 Plan and the 1997 Plan.
(3)  Consists of the Deferred Compensation Plan, which is described below.
(4) Does not include information about the phantom stock units outstanding under the Deferred Compensation Plan as such units do not have any exercise price.

The Deferred Compensation Plan

The Deferred Compensation Plan was established as of January 1, 1999. The Deferred Compensation Plan has not been approved by our shareholders.

The Deferred Compensation Plan allows our directors and officers to defer a portion of their compensation. The deferred compensation amount is contributed to a rabbi trust. The trustee of the rabbi trust invests the assets of the trust in shares of selected mutual funds as well as shares of the Corporation's Common Stock pursuant to the directions of the plan participants. All shares of the Corporation's Common Stock are purchased in the open market.

The Deferred Compensation Plan is included as part of Exhibit 4.4 to the Corporation's Form S-8 Registration Statement filed with the SEC on February 12, 1999.

RATIFICATION OF SELECTION OF AUDITORS  (Proposal 3 on the Proxy Ballot)

The ratification of KPMG LLP to serve as independent auditors of the Corporation for the current fiscal year ending December 31, 2003 will be submitted to the Annual Meeting. Representatives of KPMG LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to answer appropriate questions. Action by shareholders is not required by law in the appointment of independent auditors, but their appointment is submitted by the Corporation's Board in order to give the shareholders a voice in the designation of auditors. If the appointment is not ratified by the shareholders, the Corporation's Board will reconsider its choice of KPMG LLP as the Corporation's independent auditors.

The Board of Directors recommends that shareholders vote "FOR" this proposal.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Corporation's officers and directors, and persons who own more than 10% of a registered class of the Corporation's equity securities (collectively, "Insiders"), to file reports of ownership and changes in ownership with the SEC. Insiders are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) reports they file. Based solely upon a review of the copies of such reports furnished to the Corporation, the Corporation believes that during 2002 all Section 16(a) filing requirements applicable to its Insiders were complied with.


SHAREHOLDER PROPOSALS

Any shareholder who wishes to submit a proposal for presentation to the 2004 Annual Meeting of Shareholders must submit the proposal to the Corporation, 23 Broad Street, Westerly, Rhode Island 02891, Attention: Chief Executive Officer, not later than November 20, 2003 for inclusion, if appropriate, in the Corporation's Proxy Statement and the form of proxy relating to the 2004 Annual Meeting. Such a proposal must also comply with the requirements as to form and substance established by the SEC for such a proposal to be included in the proxy statement. Proxies solicited by the Corporation's Board will confer discretionary voting authority with respect to shareholder proposals, other than proposals to be considered for inclusion in the Corporation's proxy statement described above, that the Corporation receives at the above address after February 3, 2004.


FINANCIAL STATEMENTS

The financial statements of the Corporation are contained in the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, which has been provided to the shareholders concurrently herewith. Such report and the financial statements contained therein are not to be considered as a part of this soliciting material.


OTHER BUSINESS

Management knows of no matters to be brought before the meeting other than those referred to in this Proxy Statement, but if any other business should properly come before the meeting, the persons named in the proxy intend to vote in accordance with their best judgment.


INCORPORATION BY REFERENCE

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Corporation under the Securities Act of 1933, as amended, or the Exchange Act, the sections of the Proxy Statement entitled "Compensation Committee Report on Executive Compensation" and "Shareholder Return Performance Presentation" shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.


ANNUAL REPORT ON FORM 10-K

Copies of the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 as filed with the SEC are available without charge upon written request addressed to Elizabeth B. Eckel, Senior Vice President, Marketing, Washington Trust Bancorp, Inc., P.O. Box 512, Westerly, Rhode Island 02891-0512.

EXPENSE OF SOLICITATION OF PROXIES

The cost of solicitation of proxies, including the cost of reimbursing brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and Proxy Statements to their principals, will be borne by the Corporation. Solicitation may be made in person or by telephone or telegraph by officers or regular employees of the Corporation, who will not receive additional compensation therefor. In addition, the Corporation has retained Morrow & Co., Inc. to assist in the solicitation of proxies for a fee of $4,000 plus customary expenses.




                                   Submitted by order of the Board of Directors,



                                   Harvey C. Perry, II
                                   -----------------------
                                   Harvey C. Perry, II
                                   Secretary


Westerly, Rhode Island
March 20, 2003

WASHINGTON TRUST BANCORP INC.                                          EXHIBIT A
2003 STOCK INCENTIVE PLAN


SECTION 1.        GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Washington Trust Bancorp, Inc. 2003 Stock Incentive Plan (the "Plan"). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and other key persons (including consultants) of Washington Trust Bancorp, Inc. (the "Company") and its
Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

     "Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     "Administrator" is defined in Section 2(a).

     "Award" or "Awards," except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Deferred Stock Awards, Restricted Stock Awards, Unrestricted Stock Awards and Dividend Equivalent Rights.

     "Board" means the Board of Directors of the Company.

     "Change of Control" is defined in Section 15.

     "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

     "Committee" means the Compensation and Benefits Committee of the Board or such other committee of not less than three members of the Board appointed by the Board to administer the Plan, provided that members of such Committee must be "Non-Employee Directors" within the meaning of Rule 16b-3(b) promulgated under the Exchange Act.

     "Deferred Stock Award" means Awards granted pursuant to Section 8.

     "Dividend Equivalent Right" means Awards granted pursuant to Section 10.

     "Effective Date" means the date on which the Plan is approved by stockholders as set forth in Section 17.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     "Fair Market Value" of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), NASDAQ National System or a national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

     "Incentive Stock Option" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

     "Non-Employee Director" means a member of the Board who is not also an employee of the Company or any Subsidiary.

     "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

     "Option" or "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5.

     "Restricted Stock Award" means Awards granted pursuant to Section 7.

     "Stock" means the Common Stock, par value $.0625 per share, of the Company, subject to adjustments pursuant to Section 3.

     "Stock Appreciation Right" means any Award granted pursuant to Section 6.

     "Subsidiary" means any corporation or other entity (other than the Company) in which the Company has a controlling interest, either directly or indirectly.

     "Unrestricted Stock Award" means Awards granted pursuant to Section 9.

SECTION 2. ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a) Committee. The Plan shall be administered by either the Board or the Committee (in either case, the "Administrator").

(b) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

     (i) to select the individuals to whom Awards may from time to time be granted;

     (ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Deferred Stock Awards, Unrestricted Stock Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

     (iii) to determine the number of shares of Stock to be covered by any Award;


     (iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards;

     (v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;


     (vi) subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised;


     (vii) to determine at any time whether, to what extent, and under what circumstances distribution or the receipt of Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the grantee and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Administrator) or dividends or deemed dividends on such deferrals; and

     (viii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

     All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c) Delegation of Authority to Grant Awards. The Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator's authority and duties with respect to the granting of Awards at Fair Market Value, to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act or "covered employees" within the meaning of Section 162(m) of the Code. Any such delegation by the Administrator shall include a limitation as to the amount of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price of any Stock Option or Stock Appreciation Right, the conversion ratio or price of other Awards and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator's delegate or delegates that were consistent with the terms of the Plan.

(d) Indemnification. Neither the Board nor the Committee, nor any member of either or any delegatee thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegatee thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors' and officers' liability insurance coverage which may be in effect from time to time.

SECTION 3.  STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 600,000 shares, subject to adjustment as provided in Section 3(b); provided that not more than 200,000 shares shall be issued in the form of Awards other than Stock Options or Stock Appreciation Rights except to the extent such Awards are granted in lieu of cash compensation or fees. For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Subject to such overall limitation, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 100,000 shares of Stock may be granted to any one individual grantee during any one calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company and held in its treasury.

(b) Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company's capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities  of the Company or any  successor  entity (or a parent or  subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Restricted Stock Awards, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award, (v) the number of Stock Options automatically granted to Non-Employee Directors, and (vi) the price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

The Administrator may also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Administrator that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the grantee, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code.

(c) Mergers and Other Transactions. In the case of and subject to the consummation of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for a different kind of securities of the successor entity and the holders of the Company's outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iv) the sale of all of the Stock of the Company to an unrelated person or entity (in each case, a "Sale Event"), all Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event and all other Awards with conditions and restrictions relating solely to the passage of time and continued employment shall become fully vested and nonforfeitable as of the effective time of the Sale Event, except as the Administrator may otherwise specify with respect to particular Awards. Upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder). In the event of such termination, each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights held by such grantee, including those that will become exercisable upon the consummation of the Sale Event; provided, however, that the exercise of Options and Stock Appreciation Rights not exercisable prior to the Sale Event shall be subject to the consummation of the Sale Event.

Notwithstanding anything to the contrary in this Section 3(c), in the event of a Sale Event pursuant to which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Sale Event, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the grantees holding Options and Stock
Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the value as determined by the Administrator of the consideration payable per share of Stock pursuant to the Sale Event (the "Sale Price") times the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights.

(d) Substitute Awards. The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

SECTION 4.  ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and key persons (including consultants and prospective employees) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5.  STOCK OPTIONS

Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a "subsidiary corporation" within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

No Incentive  Stock Option  shall be granted  under the Plan after  February 20,
2013.

(a) Stock Options Granted to Employees and Key Persons. The Administrator in its discretion may grant Stock Options to eligible employees and key persons of the Company or any Subsidiary. Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee's election, subject to such terms and conditions as the Administrator may establish.

     (i) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant in the case of Incentive Stock Options or Non-Qualified Stock Options (other than options granted in lieu of cash compensation). If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock
     Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

     (ii) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the term of such Stock Option shall be no more than five years from the date of grant.

     (iii) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

     (iv) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award agreement:

          (A) In cash, by certified or bank check or other instrument acceptable to the Administrator;


          (B) Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that have been beneficially owned by the optionee for at least six months and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

          (C) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the
          Administrator   shall   prescribe  as  a  condition  of  such  payment
          procedure.

          Payment instruments will be received subject to collection. The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award agreement or applicable provisions of laws. In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares attested to.

     (v) Annual Limit on Incentive Stock Options. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

(b) Stock Options Granted to Non-Employee Directors.

     (i) Automatic Grant of Options.

          (A) Each Non-Employee Director who is serving as Director of the Company as of the date of each Annual Meeting of the Company after which such Director will continue to serve as a Director of the Company, beginning with the 2003 Annual Meeting and in lieu of options which would be granted pursuant to Section 11 of the Company's 1997 Equity Incentive Plan, shall automatically be granted on such day a Non-Qualified Stock Option to acquire 2,000 shares of Stock.

          (B) The exercise price per share for the Stock covered by a Stock Option granted under this Section 5(b) shall be equal to the Fair Market Value of the Stock on the date the Stock Option is granted.

     (ii) Exercise; Termination.

          (A) Unless otherwise determined by the Administrator, an Option granted under Section 5(b) shall be exercisable upon the earlier of
          (1) the third anniversary of the grant date, or (2) the Non-Employee Director's retirement from the Board. An Option issued under this
          Section 5(b) shall not be exercisable after the expiration of ten years from the date of grant.

          (B) Options granted under this Section 5(b) may be exercised only by written notice to the Company specifying the number of shares to be purchased. Payment of the full purchase price of the shares to be purchased may be made by one or more of the methods specified in
          Section 5(a)(iv). An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(c) Non-transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee, or by the optionee's legal representative or guardian in the event of the optionee's incapacity. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide in the Award agreement regarding a given Option that the optionee may transfer his Non-Qualified Stock Options to members of his immediate family, to trusts for the benefit of such family members, to partnerships in which such family members are the only partners, or to a former spouse in connection with a divorce settlement, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option.

SECTION 6.  STOCK APPRECIATION RIGHTS

(a) Nature of Stock Appreciation Rights. A Stock Appreciation Right is an Award entitling the recipient to receive an amount in cash or shares of Stock or a combination thereof having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right, which price shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant (or more than the option exercise price per share, if the Stock Appreciation Right was granted in tandem with a Stock Option) multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised, with the Administrator having the right to determine the form of payment.

(b) Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator in tandem with, or independently of, any Stock Option granted pursuant to Section 5 of the Plan. In the case of a Stock Appreciation Right granted in tandem with a Non-Qualified Stock Option, such Stock Appreciation Right may be granted either at or after the time of the grant of such Option. In the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option, such Stock Appreciation Right may be granted only at the time of the grant of the Option.

     A Stock Appreciation Right or applicable portion thereof granted in tandem with a Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Option.

(c) Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator, subject to the following:

     (i) Stock Appreciation Rights granted in tandem with Options shall be exercisable at such time or times and to the extent that the related Stock Options shall be exercisable.

     (ii) Upon exercise of a Stock Appreciation Right, the applicable portion of any related Option shall be surrendered.

     (iii)All  Stock  Appreciation   Rights  shall  be  exercisable  during  the
          grantee's lifetime only by the grantee or the grantee's legal representative.

SECTION 7.  RESTRICTED STOCK AWARDS

(a) Nature of Restricted Stock Awards. A Restricted Stock Award is an Award entitling the recipient to acquire, at such purchase price as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant ("Restricted Stock"). Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the grantee executing the Restricted Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

(b) Rights as a Stockholder. Upon execution of a written instrument setting forth the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Administrator shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company a stock power endorsed in blank.

(c) Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award agreement. If a grantee's employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, the Company shall have the right to repurchase Restricted Stock that has not vested at the time of termination at its original purchase price, from the grantee or the grantee's legal representative.

(d) Vesting of Restricted Stock. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company's right of repurchase or forfeiture shall lapse. Notwithstanding the foregoing, in the event that any such Restricted Stock shall have a performance based goal, the restriction period with respect to such shares shall not be less than one year and in the event that any such Restricted Stock shall have a time based restriction, the restriction period with respect to such shares shall not be less than three years. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed "vested." Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 13 below, in writing after the Award agreement is issued, a grantee's rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee's termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the Company's right of repurchase as provided in Section 7(c) above.

(e) Waiver, Deferral and Reinvestment of Dividends. The Restricted Stock Award agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

SECTION 8.  DEFERRED STOCK AWARDS

(a) Nature of Deferred Stock Awards. A Deferred Stock Award is an Award of phantom stock units to a grantee, subject to restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Deferred Stock Award is contingent on the grantee executing the Deferred Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. At the end of the deferral period, the Deferred Stock Award, to the extent vested, shall be paid to the grantee in the form of shares of Stock.

(b) Election to Receive Deferred Stock Awards in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of the cash compensation or Restricted Stock Award otherwise due to such grantee in the form of a Deferred Stock Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with rules and procedures established by the Administrator. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate.

(c) Rights as a Stockholder. During the deferral period, a grantee shall have no rights as a stockholder; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the phantom stock units underlying his Deferred Stock Award, subject to such terms and conditions as the Administrator may determine.

(d)  Restrictions.   A  Deferred   Stock  Award  may  not  be  sold,   assigned,
     transferred, pledged or otherwise encumbered or disposed of during the deferral period.

(e) Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 13 below, in writing after the Award agreement is issued, a grantee's right in all Deferred Stock Awards that have not vested shall automatically terminate upon the grantee's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 9.  UNRESTRICTED STOCK AWARDS

Grant or Sale of Unrestricted Stock. The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award to any grantee pursuant to which such grantee may receive shares of Stock free of any restrictions ("Unrestricted Stock") under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10.  DIVIDEND EQUIVALENT RIGHTS

(a) Dividend Equivalent Rights. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of another Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

(b) Interest Equivalents. Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

(c) Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 13 below, in writing after the Award agreement is issued, a grantee's rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the grantee's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 11.  TAX WITHHOLDING

(a) Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company's obligation to deliver stock certificates to any grantee is subject to and conditioned on tax obligations being satisfied by the grantee.

(b) Payment in Stock. Subject to approval by the Administrator, a grantee may elect to have the minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 12.  TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 13.  AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. If and to the extent determined by the Administrator to be required by the relevant securities exchange or by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, if and to the extent intended to so qualify, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. All Material Plan Amendments shall be subject to approval by the Company's stockholders entitled to vote at a meeting of the stockholders. For purposes of this Section 13, a Material Plan Amendment shall mean any Plan amendment which would require stockholder approval pursuant to the rules of the national securities exchange or NASDAQ, on which the Company's stock is listed at the time of such amendment. Material Plan Amendments shall be approved by the stockholders in accordance with the rules of NASDAQ or the appropriate national securities exchange, as the case may be. Nothing in this Section 13 shall limit the Administrator's authority to take any action permitted pursuant to Section 3(c).

SECTION 14.  STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 15.  CHANGE OF CONTROL PROVISIONS

Upon the occurrence of a Change of Control as defined in this Section 15:

(a) Except as otherwise provided in the applicable Award agreement, each outstanding Stock Option and Stock Appreciation Right shall automatically become fully exercisable.

(b) Except as otherwise provided in the applicable Award Agreement, conditions and restrictions on each outstanding Restricted Stock Award and Deferred Stock Award will be removed.

(c) "Change of Control" shall mean the occurrence of any one of the following events:

     (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock");
          provided, however, that any acquisition by the Company or its subsidiaries, or any employee benefit plan (or related trust) of the Company or its subsidiaries of 20% or more of Outstanding Company Common Stock shall not constitute a Change in Control; and provided, further, that any acquisition by a corporation with respect to which, following such acquisition, more than 50% of the then outstanding shares of common stock of such corporation, is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock, shall not constitute a Change in Control; or

     (ii) Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

     (iii)Consummation  by  the  Company  of  (i) a  reorganization,  merger  or
          consolidation,   in  each   case,   with   respect  to  which  all  or
          substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 40% of the then outstanding shares of common stock of the corporation resulting from such a reorganization, merger or consolidation; (ii) a reorganization, merger or consolidation, in each case, (A) with respect to which all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 40% but less than 50% of the then outstanding shares of common stock of the corporation resulting from such a reorganization, merger or consolidation, (B) at least a majority of the directors then constituting the Incumbent Board do not approve the transaction and do not designate the transaction as not constituting a Change in Control, and (C) following the transaction members of the then Incumbent Board do not continue to comprise at least a majority of the Board; or (iii) the sale or other disposition of all or substantially all of the assets of the Company, excluding a sale or other disposition of assets to a subsidiary of the Company; or

     (iv) Consummation by The Washington Trust Company, the wholly-owned subsidiary of the Company, of (i) a reorganization, merger or consolidation, in each case, with respect to which, following such reorganization, merger or consolidation, the Company does not beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock of the corporation or bank resulting from such a reorganization, merger or consolidation or (ii) the sale or other disposition of all or substantially all of the assets of the Bank, excluding a sale or other disposition of assets to the Company or a subsidiary of the Company.

     The decision as to whether a Change in Control of the Company has occurred shall be made by a majority of the Continuing Directors of the Company (as defined in the Restated Articles of Incorporation of the Company) and shall be conclusive and binding.

SECTION 16.  GENERAL PROVISIONS

(a) No Distribution; Compliance with Legal Requirements. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

     No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

(b) Delivery of Stock Certificates. Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee's last known address on file with the Company.

(c) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(d) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to such Company's insider trading policy, as in effect from time to time.

(e) Designation of Beneficiary. Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee's death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee's estate.

SECTION 17.  EFFECTIVE DATE OF PLAN

This Plan shall become effective upon approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present. Subject to such approval by the stockholders and to the requirement that no Stock may be issued hereunder prior to such approval, Stock Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board.

SECTION 18.  GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Rhode Island, applied without regard to conflict of law principles.

                         WASHINGTON TRUST BANCORP, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned  hereby appoints Victor J. Orsinger II, John F. Treanor and John
C. Warren, or any one of them, attorneys with full power of substitution to each for and in the name of the undersigned, with all powers the undersigned would possess if personally present to vote the common stock of the undersigned in Washington Trust Bancorp, Inc. at the Annual Meeting of its shareholders to be held April 29, 2003 or any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the shareholder. If no direction is made, this proxy will be voted FOR Proposal Nos. 1, 2 and 3.

PLEASE  SIGN,  DATE AND  RETURN  THE PROXY  CARD  PROMPTLY  USING  THE  ENCLOSED
ENVELOPE.

                                      (Continued and to be signed on other side)







      Washington Trust Proxy Ballot Version D Dated 3/5/2003 REVERSE SIDE:

Please mark your votes as indicated [X]

The Board of Directors recommends that you instruct the proxies to vote FOR all of the proposals, each of which has been made by the Corporation.

1.  ELECTION OF DIRECTORS                          FOR            WITHHOLD
                                               all nominees      AUTHORITY
                                               (except as        to vote for
                                                indicated)      all nominees
NOMINEES:      Steven J. Crandall
               Victor J. Orsinger II
               Patrick J. Shanahan, Jr.
               James P. Sullivan
               Neil H. Thorp                       [ ]              [ ]

(INSTRUCTION: To withhold authority to vote for any individual nominee or nominees write such nominee's or nominees' name(s) in the space provided below.)

       ------------------------------------------------------------------

2. To adopt the Corporation's 2003 Stock Incentive      FOR   AGAINST   ABSTAIN
   Plan.                                                [ ]     [ ]       [ ]

3. To ratify the selection of KPMG LLP as independent   FOR   AGAINST   ABSTAIN
   auditors of the Corporation for the year ending      [ ]     [ ]       [ ]
   December 31, 2003.

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.


PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE, WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.


Dated: _______________________________________, 2003

Signature __________________________________________

Signature if held jointly_____________________________________________

Please sign exactly as name appears. When shares are held in more than one name, including joint tenants, each party should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

This proxy when properly executed will be voted in the manner directed herein by the shareholder. If no direction is made, this proxy will be voted FOR Proposal Nos. 1, 2 and 3.